Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of International Flavors & Fragrances Inc. of our report dated June 14, 2018 relating to the financial statements of Frutarom Industries Ltd., which appears in International Flavors & Fragrances Inc.’s Current Report on Form 8-K dated August 3, 2018. We also consent to the reference to us as experts under the heading “Independent Auditors” in such Registration Statement.

Haifa, Israel	/s/ Kesselman & Kesselman

May 7, 2019	Certified Public Accountants (Isr.)

A member of PricewaterhouseCoopers International Limited